UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2007

CHINA NATURAL GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-31539	98-0231607
(Commission	(IRS Employer
File Number)	Identification No.)

19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xian, 710065, Shaanxi Province
China
(Address of Principal Executive Offices) (Zip Code)

86-29-88323325
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2007, China Natural Gas, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Abax Lotus Ltd. (the “Investor”) pursuant to which the Company agreed to issue and the Investor agreed to purchase 5.00% Guaranteed Senior Notes due 2014 (the “Senior Notes”) in the principal amount of up to RMB 300,000,000 (approximately $40,000,000), in addition, the Company granted the investor an option to purchase Senior Notes in the principal amount of up to RMB 75,000,000 (approximately $10,000,000) on the same terms within 30 days thereafter. In addition, the Company agreed to issue to the Investor seven-year warrants exercisable for up to 2,900,000 shares of the Company’s common stock at an initial exercise price equal to 120% of the volume weighted average price of the Company’s common stock (“VWAP”) for the 15 trading days prior to issuance of the warrants.

In connection with the sale of the Senior Notes, the Company will enter into:

•	An indenture for the 5.00% Guaranteed Senior Notes due 2014;

•	An investor rights agreement;

•	A registration rights agreement covering the shares of common stock issuable upon exercise of the warrants;

•	An information rights agreement, and

•
A share pledge agreement whereby the Company will grant the Investor a pledge on 65% of the Company’s equity interest in Shaanxi Xilan Natural Gas Equipment Co., Ltd., a PRC corporation and wholly-owned subsidiary of the Company.

In addition, Qinan Ji, Chief Executive Officer and Chairman of the Board of the Company will execute a non-competition agreement with the Company.

The Senior Notes will be issued pursuant to an indenture between the Company and DB Trustees (Hong Kong) Limited, as trustee. The Senior Notes will be due in January 2014 and will initially bear interest at the stated interest rate of 5.00% per annum, subject to increase in the event of certain circumstances described below.

The warrants will be issued pursuant to a warrant agreement between the Company and Deutsche Bank AG, Hong Kong Branch, as the warrant agent.

The Company will also pay the Investor an arrangement fee of $1.6 million.

Material Terms of Senior Notes

Maturity and Redemption

The Senior Notes will mature on the sixth anniversary of the date of issuance. In addition, the Company will make mandatory payments on the Senior Notes in accordance with a schedule to be determined at closing.

Commencing six months following the date of issuance (the “First Redemption Date”), the Company may redeem the Senior Notes at the following percentage of the principal amount:

Twelve Months Commencing on the First Redemption Date	Percent of Principal
2008	108.0%
2009	108.0%
2010	106.0%
2011	104.0%
2012	102.0%
2013 and thereafter	100.0%

Upon the happening of certain events defined in the indenture, the Company must offer the holders of the Senior Notes the right to require the Company to purchase the Senior Notes in an amount equal to 105% of the aggregate principal amount of the RMB notional amount purchased plus accrued and unpaid interest on the Senior Notes purchased.

Payment of Additional Interest

The indenture requires the Company to pay additional interest as follows:

•
At the rate of 3.0% per annum if the Company has not obtained a listing of its common stock on the Nasdaq Global Market, the Nasdaq Capital Market or the New York Stock Exchange one year from the date of issuance and maintained such listing continuously thereafter as long as the Senior Notes are outstanding.

•	At the rate of 1.0% for each 90-day period in which the Company has failed to comply with the registration obligations under the registration rights agreement.

Covenants

The indenture limits the Company's ability to incur debt and liens, make dividend payments and stock repurchases, make investments, reinvest proceeds from asset sales and enter into transactions with affiliates, among other things. The indenture also requires the Company to maintain certain financial ratios.

Investor Rights Agreement

The Company also entered into an investor rights agreement, pursuant to which, as long as an investor holds at least 10% of the aggregate principal amount of the Senior Notes issued and outstanding or at least 3% of the Company’s issued and outstanding common stock pursuant to the warrants on an as-exercised basis, the Company has agreed not to undertake certain corporate actions without prior investor approval.

From the Closing Date and as long as the Investor continues to hold more than 10% of the outstanding shares of common stock on an as-converted, fully-diluted basis, the Investor shall be entitled to appoint one of the Company’s board of directors (the “Investor Director”). The Investor Director shall be entitled to serve on each committee of the board, except that, the Investor Director shall not serve on the audit committee unless it is an independent director. Mr. Ji has agreed to vote his shares for the election of the Investor Director.

The Company is required to prepare and file a registration statement covering the sales of all of the shares of common stock issuable upon exercise of the warrants (the “Warrant Shares”), subject to any limitation required by applicable of Rule 415 of the SEC pursuant to the Securities Act of 1933 and to have the registration statement declared effective by 150 days following the issuance of the Warrants (the “Effective Date”). In the event that the registration statement has not been declared effective by the SEC on or before the Effective Date or if effectiveness of the registration statement is suspended at any time other than pursuant to a suspension notice, for each 90-day period during which the registration default remains uncured, the Company shall be required to pay additional interest at the rate of one percent (1%) of the Senior Notes.

A copy of the Company’s press release announcing the closing of this transaction is attached hereto as Exhibit 99.10.

Warrants

The exercise price of the warrants is adjusted annually during 2008 and every six months beginning 2009 and thereafter if the VWAP for the 15 trading days prior to the applicable reset date is less than the then applicable exercise price, in which case the exercise price shall be adjusted downward to the then current VWAP; provided, however, that in no event shall the exercise price be adjusted below 60% of the original exercise price.

If the Company’s consolidated net profit after tax does not reach the stated level for 2007 or 2008, the exercise price of the warrants shall be adjusted by multiplying the current exercise price by a fraction, the numerator of which is the sum of (i) the number of shares of the Company’s common stock outstanding immediately prior to such adjustment and (ii) 87,000, and the denominator of which is the number of shares of the Company’s common stock outstanding immediately prior to such adjustment.

The foregoing descriptions do not purport to be a complete description of the terms of the documents, and this description is qualified in its entirety by the terms of the definitive documents or forms thereof which are attached as exhibits to this Current Report on Form 8-K, and which are incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the issuance and terms of the Senior Notes and the warrants and the entering into of the related security arrangements under the security documents is set forth above in Item 1.01 and is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The description of the issuance and terms of the Senior Notes and the warrants and the entering into of the related arrangement and agreements is set forth above in Item 1.01 and is hereby incorporated by reference into this Item 3.02.

The issuance of the warrants will be done in reliance on Regulation S of the Securities Act of 1933, as amended. As discussed above, the Warrant Shares are entitled to certain registration rights pursuant to the registration rights agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Securities Purchase Agreement, dated December 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.
(Registrant)

Date: December 30, 2007	By:	/s/ Qinan Ji
Chief Executive Officer